EXHIBIT 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr.	February 2, 2004
Executive Vice President
and Chief Financial Officer
(310) 481-8483
or
Tyler H. Rose
Senior Vice President
and Treasurer
(310) 481-8484

KILROY REALTY CORPORATION REPORTS

FOURTH QUARTER FINANCIAL RESULTS

LOS ANGELES, February 2, 2004—Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter ended December 31, 2003, with net income of $4.9 million, or $0.18 per share, compared to $14.0 million, or $0.50 per share in the fourth quarter of 2002. Revenues from continuing operations in the fourth quarter totaled $54.2 million, compared to $52.5 million in the fourth quarter of 2002.

For its fiscal year ended December 31, 2003, KRC reported net income of $49.3 million, or $1.78 per share, compared to $40.3 million, or $1.45 per share, in 2002. Revenues from continuing operations in 2003 totaled $227.8 million, compared to $204.2 million in 2002.

KRC’s funds from operations (FFO) totaled $20.2 million, or $0.62 per share, in the fourth quarter of 2003, compared to $24.3 million, or $0.76 per share in the prior year’s fourth quarter. For the year, FFO totaled $108.9 million, or $3.41 per share, compared to $97.9 million, or $3.09 per share, in 2002.

All per-share amounts in this report are presented on a diluted basis.

“We were very pleased with our leasing progress in 2003, particularly in San Diego,” commented John B. Kilroy, Jr., president and CEO. “We continue to see signs that the Southern California real estate markets will improve further in 2004,” he added.

KRC added $135 million of new development to its operating portfolio in 2003, totaling an aggregate of 399,000 square feet of space in three new office properties. The company also added 156,000 square feet of space to its portfolio in two redeveloped projects, investing approximately $14 million in incremental redevelopment costs. At year-end, KRC’s stabilized portfolio was 90.3% occupied.

Within its committed development program, KRC has one property in lease-up totaling approximately 209,000 square feet of space, and two properties undergoing redevelopment totaling approximately 316,000 square feet. This committed development pipeline represents a total estimated investment of approximately $145 million, of which $114 million has been spent to date.

Earnings guidance for 2004 will be discussed by KRC management during the company’s February 3, 2004 earnings conference call. The call will begin at 11:00 am PST and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (800) 915-4836. A replay of the conference call will be available via phone through February 11, 2004 at (800) 428-6051, reservation #318927 or via the Internet at the company’s website.

Some of the information presented in this release is forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget;

the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. Principal submarkets for KRC’s current development program include El Segundo and coastal San Diego. At December 31, 2003, the company owned 7.3 million square feet of commercial office space and 4.9 million square feet of industrial space. More information can be found at www.kilroyrealty.com.

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KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2003	Three Months Ended December 31, 2002	Year Ended December 31, 2003	Year Ended December 31, 2002
Revenues from continuing operations	$54,205	$52,541	$227,786	$204,171

Revenues including discontinued operations	$54,205	$54,425	$229,723	$213,884

Net income available to common stockholders(1)	$4,938	$13,965	$49,263	$40,312

Weighted average common shares outstanding—basic	27,941	27,453	27,527	27,450
Weighted average common shares outstanding—diluted	28,167	27,691	27,738	27,722

Net income per share of common stock—basic	$0.18	$0.51	$1.79	$1.47
Net income per share of common stock—diluted	$0.18	$0.50	$1.78	$1.45

Funds From Operations(2) (3)	$20,197	$24,262	$108,881	$97,940

Weighted average common shares/units outstanding—basic(4)	32,149	31,689	31,745	31,443
Weighted average common shares/units outstanding—diluted(4)	32,374	31,928	31,957	31,715

Funds From Operations per common share/unit—basic(4)	$0.63	$0.77	$3.43	$3.11
Funds From Operations per common share/unit—diluted(4)	$0.62	$0.76	$3.41	$3.09

Common shares outstanding at end of period			28,209	27,420
Common partnership units outstanding at end of period			4,154	4,237

Total common shares and units outstanding at end of period			32,363	31,657

			December 31, 2003	December 31, 2002
Stabilized portfolio occupancy rates:
Los Angeles			81.3%	86.4%
Orange County			94.9%	98.8%
San Diego			92.3%	93.1%
Other			96.5%	97.4%

Weighted average total			90.3%	93.7%

Total square feet of stabilized properties owned at end of period:
Office			7,316	7,448
Industrial			4,879	4,881

Total			12,195	12,329

(1)	Net income after minority interests.
(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations included at page 4.
(3)	Reported amounts are attributable to common shareholders and common unitholders.
(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	December 31, 2003	December 31, 2002
ASSETS
INVESTMENT IN REAL ESTATE:
Land and improvements	$289,730	$288,228
Buildings and improvements, net	1,305,145	1,289,525
Undeveloped land and construction in progress, net	131,411	108,465

Total investment in real estate	1,726,286	1,686,218
Accumulated depreciation and amortization	(321,372)	(278,503)

Investment in real estate, net	1,404,914	1,407,715
Cash and cash equivalents	9,892	15,777
Restricted cash	8,558	6,814
Current receivables, net	4,919	3,074
Deferred rent receivables, net	36,804	29,466
Deferred leasing costs, net	36,651	31,427
Deferred financing costs, net	3,657	6,221
Prepaid expenses and other assets	7,240	6,108

TOTAL ASSETS	$1,512,635	$1,506,602

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$526,048	$507,037
Unsecured line of credit	235,000	255,000
Accounts payable, accrued expenses and other liabilities	39,905	43,917
Accrued distributions	16,369	15,670
Rents received in advance, tenant security deposits and deferred revenue	20,904	24,310

Total liabilities	838,226	845,934

MINORITY INTERESTS:
8.075% Series A Cumulative Redeemable Preferred unitholders	73,716	73,716
9.375% Series C Cumulative Redeemable Preferred unitholders		34,464
9.250% Series D Cumulative Redeemable Preferred unitholders	44,321	44,321
Common unitholders of the Operating Partnership	66,502	68,196

Total minority interests	184,539	220,697

STOCKHOLDERS’ EQUITY:
7.800% Series E Cumulative Redeemable Preferred stock	38,437
Common stock	282	273
Additional paid-in capital	508,958	493,116
Distributions in excess of earnings	(53,449)	(47,629)
Accumulated net other comprehensive loss	(4,358)	(5,789)

Total stockholders’ equity	489,870	439,971

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,512,635	$1,506,602

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2003	Three Months Ended December 31, 2002	Year Ended December 31, 2003	Year Ended December 31, 2002
REVENUES:
Rental income	$48,190	$46,982	$183,339	$180,024
Tenant reimbursements	5,313	4,554	20,433	21,475
Other property income	702	1,005	24,014	2,672

Total revenues	54,205	52,541	227,786	204,171

EXPENSES:
Property expenses	9,245	8,274	33,855	30,133
Real estate taxes	4,344	3,862	15,797	15,164
Provision for bad debts	(96)	2,017	1,583	6,815
Ground leases	326	319	1,296	1,354
General and administrative expenses	6,446	2,975	19,140	12,557
Interest expense	9,242	8,553	33,385	35,380
Depreciation and amortization	14,783	14,222	56,237	58,797

Total expenses	44,290	40,222	161,293	160,200

OTHER INCOME:
Interest income	66	62	196	513

Total other income	66	62	196	513

Income from continuing operations before net gain on dispositions	9,981	12,381	66,689	44,484
Net gain on disposition of operating properties				896

Income from continuing operations before minority interests	9,981	12,381	66,689	45,380

Minority interests:
Distributions on Cumulative Redeemable Preferred units	(3,038)	(3,375)	(13,163)	(13,500)
Original issuance costs of redeemed preferred units	(945)		(945)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(711)	(1,889)	(6,908)	(4,392)
Recognition of previously reserved Development LLC preferred return				3,908
Minority interest in earnings of Development LLCs				(1,024)

Total minority interests	(4,694)	(5,264)	(21,016)	(15,008)

Income from continuing operations	5,287	7,117	45,673	30,372
Discontinued operations:
Revenues from discontinued operations		1,884	1,937	9,713
Expenses from discontinued operations		(931)	(1,036)	(4,906)
Net gain on disposition of discontinued operations		6,100	3,642	6,570
Minority interest in earnings of Operating Partnership attributable to discontinued operations		(205)	(604)	(1,437)

Total discontinued operations	—	6,848	3,939	9,940

Net income	5,287	13,965	49,612	40,312

Preferred dividends	$(349)		$(349)

Net income available for common shareholders	$4,938	$13,965	$49,263	$40,312

Weighted average shares outstanding—basic	27,941	27,453	27,527	27,450
Weighted average shares outstanding—diluted	28,167	27,691	27,738	27,722

Net Income per common share—basic	$0.18	$0.51	$1.79	$1.47

Net Income per common share—diluted	$0.18	$0.50	$1.78	$1.45

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2003	Three Months Ended December 31, 2002	Year Ended December 31, 2003	Year Ended December 31, 2002
Net income available for common shareholders	$4,938	$13,965	$49,263	$40,312
Adjustments:
Minority interest in earnings of Operating Partnership	711	2,094	7,512	5,829
Depreciation and amortization	14,548	14,303	55,748	59,265
Net gain on dispositions of operating properties		(6,100)	(3,642)	(7,466)

Funds From Operations(1) (2)	$20,197	$24,262	$108,881	$97,940

Weighted average common shares/units outstanding—basic	32,149	31,689	31,745	31,443
Weighted average common shares/units outstanding—diluted	32,374	31,928	31,957	31,715
Funds From Operations per common share/unit—basic	$0.63	$0.77	$3.43	$3.11

Funds From Operations per common share/unit—diluted	$0.62	$0.76	$3.41	$3.09

KILROY REALTY CORPORATION FUNDS AVAILABLE FOR DISTRIBUTION

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2003	Three Months Ended December 31, 2002	Year Ended December 31, 2003	Year Ended December 31, 2002
Funds From Operations	$20,197	$24,262	$108,881	$97,940
Adjustments:
Amortization of deferred financing costs	810	970	2,531	2,647
Original issuance costs for redeemed preferred units	945		945
Non-cash amortization of restricted stock grants	771	953	3,129	3,424
Tenant improvements, leasing commissions and recurring capital expenditures	(4,536)	(7,082)	(22,189)	(11,113)
Net effect of straight-line rents	(2,790)	(1,260)	(8,011)	(4,339)

Funds Available for Distribution(2)	$15,397	$17,843	$85,286	$88,559

(1)	Management believes that Funds From Operations (“FFO”) is a useful supplemental measure of the Company’s operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts (“REITs”) may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs that could materially impact the Company’s results of operations.

(2)	Reported amounts are attributable to common shareholders and common unitholders.